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                                                                    EXHIBIT 11.1

                       COMPUTATION OF EARNINGS PER SHARE
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

                                                                 1996            1997
                                                              -----------     -----------
Net Loss....................................................  $(4,030,263)(a) $(6,343,927)
                                                              -----------     -----------

Weighted average common stock shares outstanding............   10,580,080      13,455,529
                                                              ===========     ===========

Basic and diluted loss per share............................  $      (.37)    $      (.47)
                                                              ===========     ===========

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(a) 1996 Net loss is subsequent to incorporation.

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